EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

SmartKem, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Other	1,000,000	$3.50	$3,500,000	0.0000927	$324.45
	Total Offering Amounts					$3,500,000		$324.45
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$324.45

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of Registrant’s Common Stock as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions

(2)Calculated solely for purposes of this offering under Rules 457(c) of the Securities Act on the basis of the average of the bid and asked prices of Registrant’s Common Stock on the OTCQB of the OTC Markets on May 4, 2022.